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                                                               EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Affymetrix, Inc. 1993 Stock Plan and the Affymetrix, Inc. 1996 Nonemployee Directors Stock Option Plan, of our report dated February 9, 1996 (except for the first paragraph of Note 9 as to which the date is May 20, 1996) with respect to the financial statements of Affymetrix, Inc. included in Registration Statement (Form S-1 No. 333-3648) filed with the Securities and Exchange Commission on April 15, 1996, as amended.


                                                 ERNST & YOUNG LLP

Palo Alto, California
August 27, 1996